BYLAWS

OF

ULIXE ONE CORP.

ARTICLE I

OFFICES AND RECORDS

Section 1.1. REGISTERED AGENT AND OFFICE. The registered agent of the Corporation (the “Corporation”) shall be as set forth in the Corporation's articles of incorporation, as amended or restated (the “Articles of Incorporation”). The board of directors of the Corporation (the “Board of Directors”) may at any time change the Corporation's registered agent or office by making the appropriate filing with the Wyoming Secretary of State (the “SOS”) as provided by the Wyoming Business Corporations Act (the “BCA”).

Section 1.2. PRINCIPAL OFFICE. The principal office of the Corporation shall be at such place in or outside the State of Wyoming as shall be fixed from time to time by the Board of Directors.

Section 1.3. OTHER OFFICES. The Corporation may also have other offices, in or outside the State of Wyoming, as the Board of Directors may designate, as the business of the Corporation may require, or as may be desirable.

Section 1.4. BOOKS AND RECORDS. Any records maintained by the Corporation in the regular course of its business, including its share ledger, books of account, and minute books, may be maintained on any information storage device or method that can be converted into clearly legible paper form within a reasonable time. The Corporation shall convert any records so kept on the written request of any person entitled to inspect such records pursuant to applicable law.

ARTICLE II

SHAREHOLDERS

Section 2.1. MEETING PLACE. Meetings of the shareholders of the Corporation shall be held at the principal office of the Corporation or at any other place, in or outside the State of Wyoming, as shall be fixed by the Board of Directors and designated in the notice of the meeting or executed waiver of notice. The Board of Directors may determine, in its discretion, that any meeting of the shareholders may be held solely by means of remote communication in accordance with Section 2.2 of these Bylaws, without designating a place for a physical assembly of shareholders.

Section 2.2. REMOTE COMMUNICATION. The Board of Directors may authorize shareholders to participate in the meeting by means of remote communication, subject to any guidelines and procedures adopted by the Board of Directors. For any meeting in which shareholders participate by means of remote communication, the Corporation shall implement reasonable measures to:

(a) verify that each person participating by remote communication is a shareholder; and

(b) provide each shareholder participating by remote communication a reasonable opportunity to participate in the meeting and vote on matters submitted to the shareholders, including an opportunity to communicate, and read or hear the proceedings of the meeting in a substantially concurrent manner.

Section 2.3. ANNUAL MEETING. An annual meeting of the shareholders, for the purpose of electing directors and transacting any other business as may be brought before the meeting, shall be held on the date and time fixed by the Board of Directors and designated in the notice of the meeting. Failure to hold the annual meeting of shareholders at the designated time shall not affect the validity of any action taken by the Corporation.

Section 2.4. SPECIAL MEETINGS. Special meetings of the shareholders may be called by:

(a) the President;

(b) the Board of Directors; or

(c) the written demand of the holders of at least 10% of all the votes entitled to be cast on any issue proposed for consideration at the proposed meeting. If not otherwise fixed under Section 2.5 of these Bylaws or by court order, the record date for determining shareholders entitled to demand a special meeting is the date the first shareholder signs the demand.

Only business within the purpose or purposes described in the meeting notice may be conducted at a special meeting of the shareholders.

Section 2.5. RECORD DATE FOR SHAREHOLDERS' MEETINGS. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, the record date shall be:

(a) the date specified by the Board of Directors in the notice of the meeting;

(b) the close of business on the day before the notice of the meeting is delivered to shareholders, if no date is specified in the notice; or

(c) the date set by the law applying to the type of action to be taken for which a record date must be set, if no notice of meeting is delivered to shareholders.

A record date fixed under this Section may not be more than seventy (70) days before the meeting. A determination of shareholders entitled to notice of or to vote at a shareholders' meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it shall do if the meeting is adjourned to a date that is more than one hundred and twenty (120) days after the date fixed for the original meeting.

Section 2.6. NOTICE OF SHAREHOLDERS' MEETING. Written notice of any annual or special meeting of shareholders shall be given to any shareholder entitled to notice not less than ten (10) days nor more than sixty (60) days before the date of the meeting. In addition to any other information required by the BCA, such notice shall state:

(a) the time and date of the meeting;

(b) the place of the meeting, if any;

(c) the means of remote communication authorized by the Board of Directors, if any, by which shareholders may be considered present and may vote at the meeting;

(d) if not made available at the Corporation's principal office, the place where the shareholders' list for meeting prepared under Section 2.8 of these Bylaws is available for inspection by shareholders; and

(e) the purpose or purposes for which the meeting is called if (i) the meeting is a special meeting or (ii) notice of the meeting's purpose is required by the BCA.

The Corporation, by or at the direction of the President, the Secretary, or the officer or person calling the meeting, shall deliver a notice to each shareholder entitled to notice: (x) in writing personally, by mail, or by private carrier to the shareholder's mailing address as it appears in the Corporation's current record of shareholders; and/or (y) by electronic transmission to the shareholder's email address as it appears in the Corporation's current record of shareholders or other electronic means, unless the shareholder has notified the Corporation of the shareholder's objection to receiving notice electronically.

Any person entitled to notice of a shareholders' meeting may, before or after the time of the meeting, sign a written waiver of notice. The participation or attendance at a shareholders' meeting of a person entitled to notice also constitutes waiver of notice, except when the person attends for the specific purpose of objecting on the ground that the meeting is not lawfully called or convened.

Section 2.7. SHAREHOLDERS' LIST FOR MEETING. After fixing a record date for a shareholders' meeting, the officer or agent having charge of the share transfer records for shares of the Corporation shall prepare an alphabetical list of all shareholders entitled to notice of a meeting of shareholders, arranged by voting group and by class and series of shares, showing the address of and the number of shares held by each shareholder. Beginning two (2) business days after notice of the meeting is given and continuing through the meeting, the list shall be available for inspection by any shareholder during regular corporate hours at the principal place of business of the Corporation or at a place identified in the notice of the meeting in the city where the meeting will be held. The list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the entire meeting or any adjournment.

If any shareholders are participating in the meeting by means of remote communication: (a) the list shall be open to examination by the shareholders for the duration of the meeting on a reasonably accessible electronic network; and (b) the information required to access the list shall be provided to shareholders with the notice of the meeting.

Section 2.8. QUORUM OF SHAREHOLDERS. A quorum shall be present for action on any matter by a voting group at a meeting of shareholders if a majority of the votes entitled to be cast by the voting group are present at the meeting in person or by proxy.

Once a share is represented at a meeting for any purpose, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment unless a new record date is or must be set for the adjourned meeting.

The holders of a majority of the voting shares represented in person or by proxy at a meeting, even if not comprising a quorum, may adjourn the meeting from time to time.

Section 2.9 CONDUCT OF MEETINGS. The Board of Directors may adopt by resolution rules and regulations for the conduct of meetings of the shareholders, as it deems appropriate. At every meeting of the shareholders, the President, or in that person's absence or inability to act, a director or officer designated by the Board of Directors, shall serve as the presiding officer of the meeting. The Secretary or, in that person's absence or inability to act, the person whom the presiding officer of the meeting shall appoint secretary of the meeting, shall act as secretary of the meeting and keep the minutes thereof.

The presiding officer shall determine the order of business and, in the absence of a rule adopted by the Board of Directors, shall establish rules for the conduct of the meeting. The presiding officer shall announce the close of the polls for each matter voted upon at the meeting, after which no ballots, proxies, votes, changes, or revocations will be accepted. Polls for all matters before the meeting will be deemed to be closed upon final adjournment of the meeting.

Section 2.10. VOTING OF SHARES. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except as otherwise provided herein and to the extent that the Articles of Incorporation provide for more or less than one vote per share or limit or deny voting rights to the holders of the shares of any class or series.

Unless a greater affirmative number is required by the Articles of Incorporation, these Bylaws, or the BCA, if a quorum of a voting group exists, action other than the election of directors is approved by a voting group if the votes cast in favor of the action exceed the votes cast against the action.

Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. Shareholders may not cumulate their votes in any election of directors of the Corporation.

Section 2.11. VOTING BY PROXY. A shareholder may vote either in person or by proxy executed in writing by the shareholder or the shareholder's attorney-in-fact. An appointment form sufficient to appoint a proxy includes any transmission that creates a record capable of authentication, including but not limited to an electronic transmission, providing a written statement for the appointment of the proxy, from which it can be determined that the shareholder transmitted or authorized the transmission for the appointment. An appointment of a proxy is effective when received by the Secretary or other officer or agent authorized by the Corporation to tabulate votes before the proxy exercises the proxy's authority under the appointment.

Section 2.12. ACTION BY SHAREHOLDERS WITHOUT A MEETING. Any action required or permitted to be taken at any annual or special meeting of shareholders may be taken without a meeting if a consent or consents describing the action taken are signed by all shareholders entitled to vote on the action.

For the purpose of determining shareholders entitled to take action by written consent without a meeting, the record date shall be the date the first shareholder signs the consent, unless the record date is otherwise fixed by the board of directors or by a court for a court-ordered meeting.

No consent shall be effective unless, within sixty (60) days after the date appearing on the consent, the Corporation receives unrevoked consents sufficient to take the action. All consents must bear the date of signature and be delivered to the Corporation for inclusion with the minutes of meetings or filing with the records of the Corporation.

A shareholder's consent to action taken without meeting may be in electronic form and delivered by electronic means, and such a consent is deemed to be a written consent for the purposes of these Bylaws and the BCA.

The Corporation shall give written notice of any proposed or other action approved by consent to any shareholders as required by the BCA.

ARTICLE III

DIRECTORS

Section 3.1. BOARD OF DIRECTORS. All corporate power shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors, except otherwise provided in the Articles of Incorporation.

Directors need not be residents of the State of Wyoming or shareholders of the Corporation.

Section 3.2. NUMBER OF DIRECTORS. The number of directors shall be one (1), provided that the number may be increased or decreased from time to time by the Board of Directors. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

Section 3.3. TERM OF OFFICE. At the first annual meeting of shareholders and at each annual meeting thereafter, the holders of shares entitled to vote in the election of directors shall elect directors to hold office until the next succeeding annual meeting, the director's successor has been elected or qualified, or the director's earlier death, resignation, disqualification, or removal. Despite the expiration of a director's term, the director shall continue to serve until the director's successor is elected and qualified.

Section 3.4. REMOVAL. Any or all of the directors may be removed at any time, with or without cause by the shareholders as provided by this section. A director may not be removed at a meeting of shareholders unless the notice of the meeting states that the purpose, or one of the purposes, of the meeting is removal of the director.

The entire Board of Directors may be removed by the affirmative vote of a majority of the votes entitled to be cast at any election of directors.

A director may be removed only if the number of votes cast for removal exceed the number of votes cast against removal.

Section 3.5. RESIGNATION. A director may resign at any time by giving notice in writing to the Board of Directors, its chair, or the Secretary of the Corporation. A resignation is effective when the notice is given unless the notice states a later effective date or makes resignation effective on the occurrence of an event. The pending vacancy may be filled before the effective date in accordance with Section 3.6 of these Bylaws, but the successor shall not take office until the effective time.

Section 3.6. VACANCIES. Vacancies and newly created directorships, whether resulting from an increase in the size of the Board of Directors or due to the death, resignation, disqualification, or removal of a director or otherwise, may be filled by:

(a) the shareholders;

(b) the Board of Directors; or

(c) the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum.

A vacancy that will occur at a specific later date or subsequent event may be filled before the vacancy occurs, but the new director may not take office until the vacancy occurs. The term of a director elected to fill a vacancy expires at the next shareholders' meeting at which directors are elected.

Section 3.7. MEETINGS OF DIRECTORS. A regular meeting of the Board of Directors shall be held without other notice immediately after and at the place of the annual meeting of shareholders. Other regular meetings of the Board of Directors may be held at such times as the Board of Directors may fix by resolution.

Special meetings of the Board of Directors may be called by (a) the President, (b) the Chair of the Board, (c) the Secretary, (d) by any two directors, or (e) by one director in the event that there is only one director.

A regular or special meeting of the Board of Directors may be held in or out of the state of Wyoming or by means of remote communication without designating a place.

Section 3.8. MEETINGS OF DIRECTORS BY REMOTE COMMUNICATION. Directors may participate in or conduct a meeting of the Board of Directors through the use of any means of communication by which all directors participating in the meeting can simultaneously hear each other during the meeting. A director participating by remote communication shall be considered present in person at the meeting.

Section 3.9. NOTICE OF DIRECTORS' MEETINGS. Meetings of the Board of Directors may be held without notice of the date, time, place (if any), or purpose of the meeting.

All special meetings of the Board of Directors shall be held upon not less than two (2) days' written notice stating:

(a) the time and date of the meeting;

(b) the place of the meeting, if any; and

(c) the means of any remote communication by which directors may participate at the meeting.

Notice to each director shall be given (x) in writing personally, by mail, or by private carrier; and/or (y) by electronic transmission.

A director may waive any required notice of a meeting, before or after the time of the meeting, by a written waiver, signed by the director and filed with the minutes of the meeting or the corporate records. Attendance of a director at any meeting shall constitute a waiver of notice of the meeting, except where the director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

Section 3.10. QUORUM AND ACTION BY DIRECTORS. A majority of the number of directors as fixed in these Bylaws shall constitute a quorum for the transaction of business. The directors at a meeting for which a quorum is not present may adjourn the meeting until a time and place as may be determined by a vote of the directors present at that meeting.

The affirmative vote of a majority of the directors present at a meeting at which a quorum is present when the vote is taken shall be the act of the Board of Directors, unless the vote of a greater number is required by the Articles of Incorporation or these Bylaws.

Section 3.11. COMPENSATION. Directors shall not receive any stated salary for their services, but the Board of Directors may provide, by resolution, a fixed sum and expenses of attendance, if any, for attendance at any meeting of the Board of Directors or a committee thereof. A director shall not be precluded from serving the Corporation in any other capacity and receiving compensation for services in that capacity.

Section 3.12. ACTION BY DIRECTORS WITHOUT MEETING. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at a meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or committee sign a consent, before or after the action is taken, describing the action and deliver it to the Corporation. A director's consent to action taken without a meeting or revocation thereof may be in electronic form and delivered by electronic means.

Section 3.13. COMMITTEES OF THE BOARD OF DIRECTORS. The Board of Directors, by resolution adopted by a majority of the directors, may establish one or more committees, each consisting of one or more directors, to serve at the pleasure of the Board of Directors, and to exercise the authority of the Board of Directors to the extent provided in the resolution establishing the committee and permitted by the BCA.

A committee of the Board of Directors shall not have the authority to:

(a) authorize or approve distributions, except according to a formula or method, or within limits, prescribed by the Board of Directors;

(b) approve or propose to shareholders an action for which the BCA requires shareholder approval;

(c) fill vacancies on the Board of Directors or any committee thereof;

(d) amend the Articles of Incorporation if the amendment could be adopted by the Board of Directors without shareholder approval;

(e) adopt, amend, or repeal these Bylaws; or

(f) approve a plan of merger not requiring shareholder approval.

The designation of a committee of the Board of Directors and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

ARTICLE IV

OFFICERS

Section 4.1. POSITIONS AND ELECTION. The officers of the Corporation shall be elected by the Board of Directors and shall be a President and a Secretary and any other officers, including assistant officers and agents, as may be deemed necessary by resolution of the Board of Directors. The Board of Directors may authorize an officer to appoint one or more officers or assistant officers. Any two or more offices may be held by the same person. Each officer shall serve until a successor is elected and qualified or until the earlier death, resignation, disqualification, or removal of that officer. Vacancies or new offices shall be filled at the next regular or special meeting of the Board of Directors. Election or appointment of an officer or agent shall not of itself create contract rights.

Section 4.2. REMOVAL AND RESIGNATION. Any officer may be removed with or without cause by the affirmative vote of the majority of the Board of Directors. Removal shall be without prejudice to the contract rights, if any, of the officer so removed.

Any officer may resign at any time by giving written notice to the Corporation. Resignation is effective when the notice is delivered unless the notice provides a later effective date. Any vacancies may be filled in accordance with Section 4.1 of these Bylaws.

Section 4.3. POWERS AND DUTIES OF OFFICERS. The powers and duties of the officers of the Corporation shall be as provided from time to time by resolution of the Board of Directors or by direction of an officer authorized by the Board of Directors to prescribe the duties of other officers. In the absence of such resolution, the respective officers shall have the powers and shall discharge the duties customarily and usually held and performed by like officers of corporations similar in organization and business purposes to the Corporation, subject to the control of the Board of Directors. The President shall be the chief executive officer of the Corporation, and subject to the direction of the Board of Directors, shall have active, general supervision and executive management over the business and affairs of the Corporation. The President shall preside at all meetings of the Board of Directors, shall see that all orders and resolutions of the Board of Directors are carried out, and shall perform all other duties as the Board of Directors shall assign.

ARTICLE V

SHARE CERTIFICATES AND TRANSFER

Section 5.1. CERTIFICATES REPRESENTING SHARES. Shares represented by certificates shall, at a minimum, state upon the face thereof:

(a) the name of the Corporation and that it is organized under the laws of Wyoming;

(b) the name of the person to whom issued;

(c) the number and class of shares and the designation of the series, if any, which the certificate represents;

(d) the designations, relative rights, preferences, and limitations applicable to each class and the variations in rights, preferences, and limitations of each series (and the authority of the Board of Directors to determine variations for future series). Alternatively, the certificate may state that the Corporation will furnish a full statement of the required information to any shareholder on request and without charge; and

(e)  conspicuous statement setting forth restrictions on the transfer of the shares, if any.

No share shall be issued until the consideration therefor, fixed as provided by law, has been fully paid. The Board of Directors may authorize the issuance of some or all of the shares of any or all classes or series without certificates. The Corporation shall, within a reasonable time after the issuance or transfer of uncertificated shares, send to the registered owner of the shares a written notice containing the information required to be set forth or stated on certificates under the BCA. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificates representing shares of the same class and series shall be identical.

Section 5.2. TRANSFERS OF SHARES. Shares of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws. Transfers of shares of the Corporation shall be made on the books of the Corporation only by the holder of record thereof, by such person's attorney lawfully constituted in writing, and, in the case of certificated shares, upon the surrender of the certificate thereof, which shall be cancelled before a new certificate or uncertificated shares shall be issued. No transfer of shares shall be valid as against the Corporation for any purpose until it shall have been entered in the share records of the Corporation by an entry showing from and to whom transferred.

Section 5.3. REGISTERED SHAREHOLDERS. The Corporation may treat the holder of record of any shares issued by the Corporation as the holder in fact thereof, for purposes of voting those shares, receiving distributions thereon or notices in respect thereof, transferring those shares, exercising rights of dissent with respect to those shares, exercising or waiving any preemptive right with respect to those shares, entering into agreements with respect to those shares in accordance with the laws of Wyoming, or giving proxies with respect to those shares.

Neither the Corporation nor any of its officers, directors, employees, or agents shall be liable for regarding that person as the owner of those shares at that time for those purposes, regardless of whether that person possesses a certificate for those shares and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express notice thereof, except as otherwise provided by law.

Section 5.4. LOST, STOLEN, OR DESTROYED CERTIFICATES. The Corporation may issue a new certificate for its shares in place of any certificate theretofore issued and alleged by its owner of record or such owner's authorized representative to have been lost, stolen, or destroyed if the Corporation, transfer agent, or registrar is not on notice that such certificate has been acquired by a bona fide purchaser. A replacement certificate may be issued upon such owner's or representative's compliance if the owner or the owner's representative:

(a) files with the Secretary of the Corporation and the transfer agent or the registrar, if any, a request for the issuance of a new certificate, together with an affidavit in form satisfactory to the Secretary and transfer agent or registrar, if any, setting forth the time, place, and circumstances of the loss;

(b) files with the Secretary and the transfer agent or the registrar, if any, a bond with good and sufficient security acceptable to the Secretary and the transfer agent or the registrar, if any, conditioned to indemnify and save harmless the Corporation and the transfer agent or the registrar, if any, from any and all damage, liability, and expense of every nature whatsoever resulting from the Corporation, the transfer agent, or the registrar issuing a new certificate in place of the one alleged to have been lost, stolen, or destroyed; and

(c) complies with such other reasonable requirements as the Chair of the Board of Directors, the President, the Secretary, or the Board of Directors and the transfer agent or the registrar, if any, shall deem appropriate under the circumstances.

A new certificate may be issued in lieu of any certificate previously issued that has become defaced or mutilated upon surrender for cancellation of a part of the old certificate sufficient, in the opinion of the Secretary and the transfer agent or the registrar, if any, to identify the owner of the defaced or mutilated certificate, the number of shares represented thereby, and the number of the certificate and its authenticity and to protect the Corporation and the transfer agent or the registrar against loss or liability. When sufficient identification for such defaced or mutilated certificate is lacking, a new certificate may be issued upon compliance with all of the conditions set forth in this Section in connection with the replacement of lost, stolen, or destroyed certificates.

ARTICLE VI

DISTRIBUTIONS

Section 6.1. DECLARATION. The Board of Directors may authorize, and the Corporation may make, distributions to its shareholders in cash, property (other than shares of the Corporation), or a dividend of shares of the Corporation to the extent permitted by the Articles of Incorporation and the BCA.

Section 6.2. RECORD DATE FOR DISTRIBUTIONS AND SHARE DIVIDENDS. For the purpose of determining shareholders entitled to receive a distribution by the Corporation (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, the Board of Directors of the Corporation may, at the time of declaring the distribution or share dividend, set a date no more than sixty (60) days prior to the date of the distribution or share dividend. If no record date is fixed for the determination of shareholders entitled to receive a distribution (other than a distribution involving a purchase, redemption, or other reacquisition by the Corporation of any of its own shares) or a share dividend, the date of the resolution of the Board of Directors authorizing the distribution or share dividend shall be the record date for the determination of shareholders.

ARTICLE VII

MISCELLANEOUS

Section 7.1. CHECKS, DRAFTS, ETC. All checks, drafts, or other instruments for payment of money or notes of the Corporation shall be signed by an officer or officers or any other person or persons as shall be determined from time to time by resolution of the Board of Directors.

Section 7.2. FISCAL YEAR. The fiscal year of the Corporation shall be as determined by the Board of Directors.

Section 7.3. CONFLICT WITH APPLICABLE LAW OR ARTICLES OF INCORPORATION. These Bylaws are adopted subject to any applicable law and the Articles of Incorporation. Whenever these Bylaws may conflict with any applicable law or the Articles of Incorporation, such conflict shall be resolved in favor of such law or the Articles of Incorporation.

Section 7.4. INVALID PROVISIONS. If any one or more of the provisions of these Bylaws, or the applicability of any provision to a specific situation, shall be held invalid or unenforceable, the provision shall be modified to the minimum extent necessary to make it or its application valid and enforceable, and the validity and enforceability of all other provisions of these Bylaws and all other applications of any provision shall not be affected thereby. If any provision is found invalid or unenforceable, it will be modified to the minimum extent necessary to be valid. The remainder of these Bylaws will remain in effect.

ARTICLE VIII

AMENDMENT OF BYLAWS

Section 8.1. SHAREHOLDERS OR BOARD OF DIRECTORS. Except as otherwise provided by law or the Articles of Incorporation, these Bylaws may be altered, amended, or repealed, or new bylaws adopted, by the affirmative vote of the shareholders or of a majority of the Board of Directors.